Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
American Physicians Capital, Inc.
East Lansing, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56428 and 333-75720) of our report dated March 12, 2010, relating to the consolidated financial statements, the effectiveness of American Physicians Capital Inc.’s internal control over financial reporting, and schedules of American Physicians Capital, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
BDO Seidman, LLP
Grand Rapids, Michigan
March 12, 2010